As filed with the Securities and Exchange Commission on November 21, 2003
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                              --------------------
                            The ServiceMaster Company
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                            36-3858106
(State or Other Jurisdiction of Incorporation or       (I.R.S. Employer Identification No.)
                      Organization)

                           3250 Lacey Road, Suite 600
                       Downers Grove, Illinois 60515-1700
                                 (630) 663-2000
          (Address and Telephone Number of Principal Executive Offices)
                              --------------------

                      ServiceMaster 1997 Share Option Plan
                            (Full Title of the Plan)

                                  Jim L. Kaput
                    Senior Vice President and General Counsel
                            The ServiceMaster Company
         3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515-1700
                                 (630) 663-2000
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)



                                                      CALCULATION OF REGISTRATION FEE
================================ ====================== ======================= ====================== ======================
                                                           Proposed Maximum       Proposed Maximum
      Title of Each Class            Amount to be           Offering Price       Aggregate Offering          Amount of
of Securities to be Registered        Registered               Per Unit                 Price            Registration Fee
-------------------------------- ---------------------- ----------------------- ---------------------- ----------------------
-------------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value $0.01
per share....................      4,420,068 shares          $10.72 (1)            $47,383,129 (1)              $3,833
-------------------------------- ---------------------- ----------------------- ---------------------- ----------------------
-------------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Preferred Stock Purchase Rights
                                  4,420,068 rights (2)            (2)                     (2)                    (2)
================================ ====================== ======================= ====================== ======================

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 17, 2003.
(2) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

         The following documents heretofore filed (File No. 1-14762) with the Securities and Exchange Commission (the "Commission") by The ServiceMaster Company ("ServiceMaster") are incorporated herein by reference:

         1.       Annual Report on Form 10-K for the year ended December 31,
                  2002;

         2.       Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, June 30, 2003 and September 30, 2003;

         3.       Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, each filed with the Commission on May 14, 2003;

         4.       Current Report on Form 8-K filed with the Commission on March 17, 2003 and September 17, 2003; and

         5. The descriptions of the common stock, $.01 par value, of ServiceMaster ("Common Stock") and the associated preferred stock purchase rights ("Preferred Stock Purchase Rights") that are contained in registration statements filed by ServiceMaster with the Commission under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating either description.

         All documents filed by ServiceMaster with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "incorporated documents"), it being understood that any documents filed by ServiceMaster with the Commission pursuant to Item 9 or Item 12 of Form 8-K shall not be deemed to be incorporated by reference into this registration statement.

         Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.       Description of Securities.

         Not applicable.

Item 5.       Interests of Named Experts and Counsel.

     The legality of the securities being registered hereby has been passed on by Jim L. Kaput, Esq., Senior Vice President and General Counsel of ServiceMaster. Mr. Kaput owns shares of Common Stock and options to purchase shares of Common Stock.

Item 6.       Indemnification of Directors and Officers.

         ServiceMaster is incorporated under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law allows for indemnification of directors and officers of Delaware corporations against certain expenses, judgments, fines and settlements in connection with litigation. ServiceMaster's Amended and Restated Certificate of Incorporation provides for indemnification of the directors and officers of ServiceMaster against certain liabilities. In addition, Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of its directors and officers against certain liabilities. All of ServiceMaster's directors and officers are covered by insurance policies maintained and held in effect by ServiceMaster against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 7.       Exemption from Registration Claimed.

         Not Applicable.

Item 8.       Exhibits.

Exhibit No.                                                   Description
4.1               Amended and Restated Certificate of Incorporation of ServiceMaster, as filed with the Secretary of
                  State, State of Delaware, on November 6, 1997, is incorporated by reference to Exhibit 1 to
                  ServiceMaster's Current Report on Form 8-K, No. 2 dated February 26, 1998 (File No. 1-14762).
4.2               Bylaws of ServiceMaster, as amended through April 26, 2002, are incorporated by reference to
                  Exhibit 3(ii) to ServiceMaster's Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2002 (File No. 1-14762).
4.3               Shareholder Rights Agreement between ServiceMaster and Harris Trust and Savings Bank, as rights agent, as adopted on December 12, 1997, is incorporated by reference to Exhibit 3 to the Current
                  Report on Form 8-K filed by ServiceMaster Limited Partnership on December 23, 1997 (File No.
                  1-9378) (the "1997 8-K").
4.4               Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series
                  A, of ServiceMaster, is incorporated by reference to Exhibit 4 to the 1997 8-K.
4.5               ServiceMaster 1997 Share Option Plan is incorporated by reference to Exhibit 10.28 to the
                  ServiceMaster Limited Partnership Annual Report on Form 10-K
                  for the year ended December 31, 1996 (File No. 1-09378).
5*                Opinion of Counsel.
23.1*             Consent of Deloitte & Touche LLP.
23.2*             Consent of Counsel (included in Exhibit 5).

                                      II-2

24*               Powers of Attorney.
-----------------

* Filed herewith.

Item 9.       Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do
--------  -------
not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----
         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Downers Grove, State of Illinois, on November 21, 2003.

                                      THE SERVICEMASTER COMPANY

                                      By:   /s/  Jim L. Kaput
                                            ------------------
                                      Jim L. Kaput
                                      Senior Vice President and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                        Title                                 Date

   /s/  Jonathan P. Ward                    Chairman and Chief Executive Officer and         November 21, 2003
------------------------------------                            Director
   Jonathan P. Ward


   /s/  Steven C. Preston                   Executive Vice President and Chief Financial     November 21, 2003
------------------------------------            Officer (Principal Financial Officer and
   Steven C. Preston                            Principal Accounting Officer)


                   *                                        Director                         October 24, 2003
------------------------------------
    Paul W. Berezny



------------------------------------                        Director
     John L. Carl


------------------------------------                        Director
    Brian Griffiths


                   *                                        Director                         October 24, 2003
------------------------------------
    Sidney E. Harris

                   *                                        Director                         October 24, 2003
------------------------------------
    Roberto R. Herencia

                   *                                        Director                         October 24, 2003
------------------------------------
    Herbert P. Hess

                   *                                        Director                         October 24, 2003
------------------------------------
    James D. McLennan

                   *                                        Director                         October 24, 2003
------------------------------------
    Dallen W. Peterson

                *                                           Director                         October 24, 2003
------------------------------------
    Betty Jane Scheihing

                *                                           Director                         October 24, 2003
------------------------------------
    Donald G. Soderquist


------------------------------------                        Director
    David K. Wessner


* The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Powers of Attorney executed by certain of the above-named officers and directors of The ServiceMaster Company.

                                      By:   /s/  Jim L. Kaput
                                      ---------------------------------------
                                      Jim L. Kaput
                                      Senior Vice President and General Counsel

                                  EXHIBIT INDEX
Exhibit No.                                                   Description
-----------

4.1               Amended and Restated Certificate of Incorporation of ServiceMaster, as filed with the Secretary of
                  State, State of Delaware, on November 6, 1997, is incorporated by reference to Exhibit 1 to
                  ServiceMaster's Current Report on Form 8-K, No. 2 dated February 26, 1998 (File No. 1-14762).
4.2               Bylaws of ServiceMaster, as amended through April 26, 2002, are incorporated by reference to
                  Exhibit 3(ii) to ServiceMaster's Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2002 (File No. 1-14762).
4.3               Shareholder Rights Agreement between ServiceMaster and Harris Trust and Savings Bank, as rights agent, as adopted on December 12, 1997, is incorporated by reference to Exhibit 3 to the Current
                  Report on Form 8-K filed by ServiceMaster Limited Partnership on December 23, 1997 (File No.
                  1-9378) (the "1997 8-K").
4.4               Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series
                  A, of ServiceMaster, is incorporated by reference to Exhibit 4 to the 1997 8-K.
4.5               ServiceMaster 1997 Share Option Plan is incorporated by reference to Exhibit 10.28 to the
                  ServiceMaster Limited Partnership Annual Report on Form 10-K
                  for the year ended December 31, 1996 (File No. 1-09378).
5*                Opinion of Counsel.
23.1*             Consent of Deloitte & Touche LLP.
23.2*             Consent of Counsel (included in Exhibit 5).
24*               Powers of Attorney.
-----------------

* Filed herewith.

                                                                     EXHIBIT 5

                                November 21, 2003

The ServiceMaster Company
3250 Lacey Road, Suite 600
Downers Grove, Illinois 60515-1700

         Re: 4,420,068 shares of Common Stock, $.01 par value 4,420,068 Preferred Stock Purchase Rights
                  -----------------------------------------

Ladies and Gentlemen:

         I am General Counsel for The ServiceMaster Company, a Delaware corporation ("ServiceMaster"), and have acted as counsel for ServiceMaster in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 4,420,068 shares of common stock, $.01 par value (the "Registered Common Stock"), together with 4,420,068 Preferred Stock Purchase Rights of ServiceMaster (the "Registered Rights") associated therewith, to be issued under the ServiceMaster 1997 Share Option Plan (the "Plan"). The terms of the Registered Rights are set forth in the Shareholder Rights Agreement, dated as of December 15, 1997 (the "Rights Agreement"), between ServiceMaster and Harris Trust and Savings Bank, as Rights Agent.

         I am familiar with the Plan, the Rights Agreement and the Registration Statement. I have also examined originals, or copies of originals certified or otherwise identified to my satisfaction, of ServiceMaster's corporate records. I have examined such questions of law and have satisfied myself to such matters of fact as I have deemed relevant and necessary as a basis for the opinions expressed herein. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

         Based upon the foregoing, I am of the opinion that:

         1. ServiceMaster is duly incorporated and validly existing under the laws of the State of Delaware.

         2. Each share of Registered Common Stock which is newly issued pursuant to any of the Plans will be legally issued, fully paid and non-assessable when
(i) the Registration Statement shall have become effective under the Securities Act; (ii) ServiceMaster's Board of Directors or a duly authorized committee thereof shall have authorized the issuance of such share for the consideration provided in the applicable Plan; and (iii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered against the receipt by ServiceMaster of the consideration provided in the applicable Plan.

         3. The Registered Right associated with each share of Registered Common Stock referred to in paragraph 2 will be validly issued when (i) such Registered Right shall have been duly issued in accordance with the terms of the Rights Agreement and (ii) such associated share shall have been duly issued and paid for in as set forth in paragraph 2.

         This opinion letter is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. I express no opinion as to the application of the securities or blue sky laws of the various states or the District of Columbia to the issuance or sale of shares of Registered Common Stock or the Registered Rights.

         I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules and regulations promulgated by the Commission.

                                Very truly yours,


                                /s/ Jim L. Kaput
                                ----------------------------
                                Jim L. Kaput
                                Senior Vice President and
                                General Counsel

                                                                 EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in this Registration Statement of The ServiceMaster Company on Form S-8 of our reports dated March 26, 2003 (which report on the financial statements expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement of the Company's financial statements and adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets), appearing in and incorporated by reference in the Annual Report on Form 10-K of The ServiceMaster Company for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
Chicago, Illinois
November 17, 2003

                                                                   EXHIBIT 24

                                POWER OF ATTORNEY

         I hereby appoint each of Jonathan P. Ward, Steven C. Preston or Jim L. Kaput or any other person occupying the office of Chairman, Chief Executive Officer, Chief Financial Officer or General Counsel with The ServiceMaster Company ("ServiceMaster") at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my "authorized representative") acting alone to sign and file on my behalf in all capacities I may at any time have with ServiceMaster (including but not limited to the position of director or any officer position) the Registration Statement prepared under the Securities Act of 1933 identified in this Power of Attorney and any amendment to any such Registration Statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with the Registration Statement identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such Registration Statement.

         This Power of Attorney applies to a Registration Statement on Form S-8 that registers common stock and preferred stock purchase rights to be offered and sold pursuant to the ServiceMaster 1997 Share Option Plan.

         This instrument shall remain in effect until the earlier to occur of
(i) my cessation of service as a director or officer of ServiceMaster and (ii) my giving written notice to ServiceMaster's Chairman, Chief Executive Officer, Chief Financial Officer or General Counsel of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such cessation of service or delivery of such revocation.

         The law of the State of Illinois shall govern this instrument.

Dated:  October 24, 2003

/s/  Paul W. Berezny                                            /s/  James D. McLennan
----------------------------------------                        ----------------------------------------
   Paul W. Berezny                                                  James D. McLennan

----------------------------------------                        /s/  Dallen W. Peterson
    John L. Carl                                                ----------------------------------------
                                                                     Dallen W. Peterson

----------------------------------------                        /s/ Betty Jane Scheihing
   Brian Griffiths                                              ----------------------------------------
                                                                    Betty Jane Scheihing

/s/  Sidney E. Harris                                           /s/  Donald G. Soderquist
----------------------------------------                        ----------------------------------------
   Sidney E. Harris                                                 Donald G. Soderquist

/s/  Roberto R. Herencia                                        ----------------------------------------
----------------------------------------                            David K. Wessner
   Roberto R. Herencia

/s/  Herbert P. Hess
----------------------------------------
   Herbert P. Hess